UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2009
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14400 North 87th Street
Scottsdale, Arizona	85260-3649
(Address of principal executive offices)	(Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 20, 2009, JDA Software Group, Inc. (the “Company”) announced the appointment of Peter S. Hathaway to the position of executive vice president and chief financial officer of the Company, and entered into an employment agreement (the “Employment Agreement”) with Mr. Hathaway that will govern the terms of his employment with the Company.
     Peter S. Hathaway, 53, served as Executive Vice President and Chief Financial Officer of Allied Waste Industries, Inc., which was at the time listed on the New York Stock Exchange, since June 2003. Prior to that time, Mr. Hathaway served, in each case with Allied Waste Industries, Inc., as Senior Vice President, Finance from August 2000 to June 2003, as Chief Accounting Officer from February 1995 to January 2001, as a Vice President from May 1996 to August 2000. From May 1996 through April 1997, Mr. Hathaway also served as Treasurer of Allied Waste Industries, Inc.. From September 1991 through February 1995, he was employed by Browning-Ferris Industries, Inc. as Controller and Finance Director for certain Italian operations. From 1979 through September 1991, Mr. Hathaway served in the audit division of Arthur Andersen LLP in Colorado, Italy, and Connecticut, most recently in the position of Senior Manager. Mr. Hathaway received a bachelor of science degree in accountancy from Northern Arizona University.
     Pursuant to the terms of the Employment Agreement, Mr. Hathaway will receive an annual base salary of $350,000 per year, and he is eligible to receive incentive bonus compensation. In 2009, Mr. Hathaway will receive a minimum bonus equal to 50% of the annual target bonus rate of $350,000 for the second half of the 2009 fiscal year, or $87,500 and, for subsequent fiscal years, Mr. Hathaway will have a minimum annual target bonus of $350,000. The Employment Agreement also entitles Mr. Hathaway to benefits that are generally available to other senior executives of the Company, including group health, life and disability insurance benefits, and participation in the Company’s 401(k) plan. Mr. Hathaway is also entitled to reimbursement for customary business expenses.
     The Employment Agreement also provides Mr. Hathaway with a grant of (i) 50,000 restricted stock units of the Company, which vest over a three-year period, with one-third vesting on July 20, 2010 and the remainder vesting ratably upon the completion of each month thereafter until July 20, 2012 and (ii) 50,000 restricted stock units of the Company, which vest at the rate of one-third on the 60th day following the attainment of specified EBITDA goals. In each case, the restricted stock units represent the right to receive, upon vesting, one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and vesting is conditioned on, among other things, Mr. Hathaway’s continued employment with the Company.
     In addition, Mr. Hathaway will receive an award of up to 31,250 performance shares (the “Performance Share Awards”), which represent the opportunity for Mr. Hathaway to receive a number of shares of Common Stock determined by the extent to which the Company achieves or exceeds its EBITDA target in the 2009 fiscal year (the “Distributable Shares”). On the settlement date, provided that Mr. Hathaway remains in service to the Company through the settlement date, Mr. Hathaway will receive, without payment of monetary consideration, an immediate grant of shares of Common Stock equal to 50% of the number of Distributable Shares. In addition, on the settlement date, Mr. Hathaway will be granted a restricted stock unit award representing the remaining 50% of the Distributable Shares. Subject to Mr. Hathaway’s continued employment, the restricted stock units will vest and be settled by the issuance to Mr. Hathaway of shares of Common Stock in 24 monthly installments over the subsequent two year period.

     The Company entered into award agreements with respect to each of the above-described awards, each of which was approved by the Compensation Committee of the Company’s Board of Directors, granted outside of the terms of the Company’s 2005 Performance Incentive Plan, as amended (the “Incentive Plan”), and granted pursuant to NASDAQ Marketplace Rule 5635(c)(4).
     The Employment Agreement also entitles Mr. Hathaway to receive future grants of equity awards under the Company’s Incentive Plan and that, for the Company’s 2010 fiscal year, Mr. Hathaway will be guaranteed a target award of 50,000 performance shares.
     The Employment Agreement provides Mr. Hathaway with severance benefits in certain situations upon his termination of employment. If the Company terminates Mr. Hathaway’s employment without cause, the Company will pay Mr. Hathaway’s unpaid base salary through the date of termination, and any amounts due under the Company’s benefit plans and reimbursement policies. In addition, the Company will (i) pay his base salary for twenty-four months from the date of termination, plus one year’s bonus calculated as if all targets were met and which will be a minimum of $350,000 and any unpaid bonus earned in the year of termination up to the most recently completed fiscal quarter; (ii) cause the immediate acceleration and vesting of any outstanding equity awards where the requisite performance goals have been satisfied; and (iii) pay COBRA premiums until the earlier of 18 months from the date of termination or Mr. Hathaway’s subsequent employment (collectively, the “Severance Benefits”). Mr. Hathaway’s right to receive the Severance Benefits is subject to his executing a mutual general release of all claims and continuing to comply with customary noncompetition, confidentiality and nonsolicitation covenants.
     If Mr. Hathaway terminates his employment for good reason, the Company will pay his unpaid base salary through the date of termination, any amounts due under the Company’s benefit plans and reimbursement policies, and the Severance Benefits (subject to Mr. Hathaway executing a release and complying with the customary covenants described above). If the Company terminates Mr. Hathaway for cause, or if he resigns for any reason other than good reason, the Company will only pay Mr. Hathaway’s unpaid base salary through the date of termination and any amounts due under the Company’s benefit plans and reimbursement policies.
     The Employment Agreement provides that, in the event of a change in control, the vesting of all unvested equity awards will accelerate immediately prior to and be contingent upon the consummation of the transaction constituting the change in control.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: July 24, 2009	By:	/s/ Hamish N. Brewer
Hamish N. Brewer
President and Chief Executive Officer